UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 1, 2015

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Lantronix, Inc. (the “Company”) amended the Lantronix, Inc. Annual Bonus Program (the “Bonus Program”). Selected employees, including all of the Company’s named executive officers, are eligible to participate in the Bonus Program. Each participant in the Bonus Program is assigned a target annual cash bonus expressed as a percentage of the participant’s base salary or as a fixed amount of cash, the payment of which is subject to the achievement of certain performance goals and objectives as outlined in the Bonus Program. Bonuses paid under the Bonus Program, if any, are based upon two semi-annual performance periods, corresponding to the first and second half of the Company’s fiscal year, respectively (each, a “Performance Period”). For each Performance Period, the Committee establishes a limit on the maximum aggregate amount of bonuses that all participants will be eligible to receive during a Performance Period (the “Bonus Pool”), expressed as a percentage of the Company’s earnings before interest, taxes, depreciation, amortization, and share-based compensation, excluding the impact of certain non-recurring charges or gains (if any) and the total amount of bonus payments awarded under the Bonus Program for the Performance Period (“Adjusted EBITDAS”).

On September 1, 2015, the Committee also approved the performance goals, minimum performance thresholds, bonus formulas and Bonus Pool under the Bonus Program for the first half of fiscal year 2016, which ends on December 31, 2015. The Committee designated Kurt Busch, the Company’s Chief Executive Officer, Jeremy Whitaker, the Company’s Chief Financial Officer, and Daryl Miller, the Company’s Vice President of Engineering, as participants in the Bonus Program. The Committee also designated other Lantronix employees who are not named executive officers as Bonus Program participants for fiscal year 2016.

For fiscal year 2016, the Committee approved two performance measures for Messrs. Busch and Whitaker. These goals relate to the Company achieving certain levels of revenue and Adjusted EBITDAS. The goals are weighted 60% towards revenue and 40% towards Adjusted EBITDAS.

For all other participants, including Mr. Miller, in addition the revenue and Adjusted EBITDAS goals, bonus determinations take into account achievement towards goals established by the Committee relating to certain corporate and individual MBOs, or management by objectives. The goals for all participants other than Messrs. Busch and Whitaker are weighted 40% towards revenue, 30% towards Adjusted EBITDAS and 30% towards MBOs.

Bonus payouts for all participants are weighted 40% towards the first half of the fiscal year and 60% for the second half of the fiscal year. The Committee expects to establish performance goals for the second half of fiscal year 2016 in the first quarter of calendar year 2016. The Committee expects to use similar performance metrics in the second half of fiscal year 2016.

The actual bonuses payable for fiscal year 2016, if any, will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Committee. In addition, the Committee retains discretion to reduce or eliminate or otherwise adjust the bonus that otherwise would be payable based on actual performance. In addition, the Committee retains the discretion to exclude one-time non-recurring expenses in calculating the extent to which Adjusted EBITDAS is achieved.

For fiscal 2016, the Bonus Pool will be limited to forty-five percent (45%) of the Company’s Adjusted EBITDAS during the applicable Performance Period. If the Bonus Pool during a Performance Period is insufficient to fully fund the bonuses earned during the Performance Period, each participant’s bonus will be ratably reduced.

Under the Bonus Program for fiscal 2016, (1) the target bonus for Mr. Busch is 75% of his base salary, with the opportunity to earn up to 200% of this amount (i.e., 150% of his base salary) based on the level of achievement of the Company’s financial goals; (2) the target bonus for Mr. Whitaker is 55% of his base salary, with the opportunity to earn up to 200% of this amount (i.e., 110% of his base salary) based on the level of achievement of the Company’s financial goals; and (3) the target bonus for Mr. Miller is 40% of his base salary, with the opportunity to earn up to 170% of this amount (i.e., 68% of his base salary) based on the level of MBO performance and the achievement of the Company’s financial goals.

The foregoing descriptions of the Bonus Program does not purport to be complete and is qualified in its entirety by reference to the Summary of Lantronix, Inc. Annual Bonus Program, as amended, a copy of which is attached to this report as Exhibit 99.1.

On September 1, 2015, the Compensation Committee of the Board of Directors of the Company also approved the following increases in the base salaries for the Company's named executive officers, effective October 1, 2015: the annual base salary for Mr. Busch will increase to $345,000; the annual base salary for Mr. Whitaker will increase to $245,000; and the annual base salary for Mr. Miller will increase to $251,000.

2

On September 1, 2015, the Compensation Committee of the Board of Directors of the Company approved a grant of 50,000 performance-based restricted stock units (“RSUs”) to Mr. Busch. Vesting of the performance-based RSUs is subject to the achievement by the Company of certain financial performance targets for the fiscal year ending June 30, 2016 ("Fiscal 2016"). If the Company achieves the performance targets for Fiscal 2016: (a) fifty percent (50%) of the RSUs will vest on September 1, 2016, and (b) the remaining fifty percent (50%) of the RSUs will vest in four equal quarterly installments beginning on December 1, 2016.

Item 8.01 Other Events.

Stock Ownership Guidelines for Non-Employee Directors

On September 2, 2015, the Board of Directors of the Company adopted revised stock ownership guidelines for the non-employee directors of the Company. Under the revised guidelines, the Company’s non-employee directors are each expected to own shares of the Company's common stock with a value equal to three times the annual cash retainer for non-employee directors. Stock ownership will be determined based on shares purchased in open market, through option exercises or upon vesting of restricted stock units. The value of the shareholdings will be based on the greater of (i) the closing price of a share of the Company’s common stock as of the most recent fiscal year end, or (ii) the acquisition value of the shares, determined based upon the purchase price for open market purchases and the fair market value of shares on the date of issuance in the case of shares issued upon the exercise of stock options or restricted stock units. The guidelines provide that non-employee directors are expected to establish the minimum ownership levels within five years of adoption of the guidelines (or within five years of appointment as a new non-employee director of the Company).

The foregoing description of the stock ownership guidelines for non-employee directors is qualified in its entirety by reference to the full text of the guidelines filed as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Non-Employee Director Compensation

On September 2, 2015, the Board of Directors of the Company also revised the Company’s Non-Employee Director Compensation Policy (the “Policy”) to provide that, in lieu of receiving a grant of 25,000 nonqualified stock options upon initial appointment or re-election, non-employee directors may elect to receive 10,000 restricted stock units. No changes were made to the cash compensation component of the Policy. The foregoing description of the revised Policy is qualified in its entirety by reference to the full text of the policy filed as Exhibit 99.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit Number	Description
99.1	Summary of Lantronix, Inc. Annual Bonus Program, as Amended
99.2	Lantronix, Inc. Stock Ownership Guidelines for Non-Employee Directors, as revised
99.3	Lantronix, Inc. Non-Employee Director Compensation Policy, as revised

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2015	LANTRONIX, INC.

By:	/s/ JEREMY WHITAKER
Jeremy Whitaker Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description
99.1	Summary of Lantronix, Inc. Annual Bonus Program, as Amended
99.2	Lantronix, Inc. Stock Ownership Guidelines for Non-Employee Directors, as revised
99.3	Lantronix, Inc. Non-Employee Director Compensation Policy, as revised

4